Exhibit (d)(2)

INCENTIVE STOCK OPTION AGREEMENT

REDHILL BIOPHARMA LTD.
AMENDED AND RESTATED AWARD PLAN (2010)

1.          Grant of Option. Pursuant to the RedHill Biopharma Ltd. Amended and Restated Award Plan (2010) (the “Plan”), as adopted by RedHill Biopharma, Ltd., a limited liability company incorporated under the laws of the State of Israel (the “Company”), the Company grants to

______________ (the “Participant”),

who is an Employee of the Company or a Related Company (as defined in the Plan), provided such Related Company is also a corporation, an option (the “Stock Option”) to purchase a total of _______ full Shares (the “Optioned Shares”) of the Company’s American Depositary Shares (“ADSs”), each representing ten (10) ordinary shares of the Company, at an “Option Exercise Price” equal to $[___] per ADS (being at least equal to the Fair Market Value per ordinary share of the Company on the Date of Grant (as defined below) multiplied by ten (10) or 110% of such Fair Market Value multiplied by ten (10) in the case of a 10% or more shareholder as provided in Section 422 of the Code), in the amounts, during the periods, and upon the terms and conditions set forth in this Incentive Stock Option Agreement (this “Agreement”).

The”Date of Grant” of this Stock Option is [____], 202[_], and the “Vesting Commencement Date” of this Stock Option is [____], 202[_]. The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth anniversary of the Date of Grant (or the date immediately preceding the fifth anniversary of the Date of Grant in the case of a 10% or more shareholder as provided in Section 422 of the Code), unless terminated earlier in accordance with Section 4 below. The Stock Option is intended to be an Incentive Stock Option.

2.          Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or an authorized committee thereof (the “Committee”) and communicated to the Participant in writing.

3.          Vesting; Time of Exercise.

a.          Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested, and the Stock Option shall be exercisable as follows:

i.          [____]% of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on [____], 202[_] (the “First Vesting Date”), provided the Participant is employed by the Company or a Related Company through that date.

ii.        An additional [__]% of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on quarterly basis following the First Vesting Date of the Vesting Commencement Date occurring after the First Vesting Date (commencing [____], 202[_]) and through [____], 202[_], provided the Participant is employed by the Company or a Related Company on the applicable vesting date.

iii.        The Option shall be fully vested on [____], 202[_].

b.          Notwithstanding the foregoing, upon the occurrence of (i) a Significant Event, following which the Participant’s employment with the Company or a Related Company is terminated by the Company or the Related Company other than for Cause or (ii) a Hostile Takeover, all Optioned Shares not previously vested shall thereupon immediately become vested and this Stock Option shall become fully exercisable, if not previously so exercisable.

c.          Notwithstanding the foregoing, in the event (i) of a sale of all or substantially all of the Company’s assets or (ii) the Company is not the continuing or surviving corporation following the consolidation or merger of the Company, and this Agreement is not assumed by the surviving corporation or its parent, or the surviving corporation or its parent does not substitute its own nonqualified stock options or similar award for the Optioned Shares granted hereunder, then the portion of the Stock Option that would vest during the 12-month period immediately following the closing date of the transaction described in subsection (i) or (ii), as applicable, shall become fully vested and exercisable immediately prior to the transaction’s closing date. Notwithstanding anything herein or in the Plan to the contrary, no Optioned Shares shall vest and become exercisable unless the applicable event described in Section 3.b. or this Section also constitutes a change in the Company’s ownership, its effective control, or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

4.	Term; Forfeiture.

a.          Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the date of the Participant’s Termination of Service (defined below), the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:

i.          5 p.m. on the date the Option Period terminates;

ii.          5 p.m. on the date which is 24 months following the date of the Participant’s Termination of Service due to death, Retirement (defined below), or Disability (defined below);

iii.         immediately upon the Participant’s Termination of Service by the Company or a Related Company for Cause or notice of Termination for Cause;

iv.         immediately after the occurrence of a Cause Event;

v.          5 p.m. on the date which is 90 days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 4.a.; and

vi.         5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

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b.          For purposes of this Agreement, the following terms shall have the meanings set forth below:

i.           “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or a Related Company ceases to serve as an Employee of the Company and the Related Company for any reason; (ii) a non-employee director of the Company or a Related Company ceases to serve as a non-employee director of the Company and the Related Company for any reason; or (iii) a service provider to the Company or a Related Company ceases to serve as a service provider to the Company and the Related Company for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes a non-employee director or service provider, or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time period required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 4.b.i., in the event the Stock Option is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of this Agreement shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ii.          “Disability” means a Participant has been determined by the Board, in its sole discretion, to be totally and permanently disabled. Notwithstanding the foregoing provisions of this Section 4.b.ii., in the event the Stock Option is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of this Agreement shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

5.          Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative. If the Participant’s Termination of Service is due to his or her death prior to the dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of his or her death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4.a. hereof: the personal representative of his or her estate or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and all applicable laws, rules, and regulations.

6.          No Fractional ADSs. The Stock Option may be exercised only with respect to full ADSs, and no fractional ADS shall be issued.

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7.          Manner of Exercise. Subject to such administrative regulations as the Board or the Committee, as applicable, may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of ADSs with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”), which shall be at least three days after giving such notice, unless an earlier time shall have been mutually agreed upon, and whether the Optioned Shares to be exercised will be considered to be deemed granted as an Incentive Stock Option as provided in Section 11. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Exercise Price of the shares to be purchased, payable as follows: (a) by wire transfer of immediately available funds pursuant to written instructions delivered to the Participant by the Company; (b) if the Company, in its sole discretion, so consents in writing, by the delivery of cash or a check, bank draft, or money order payable to the order of the Company; (c) if the Company, in its sole discretion, so consents in writing, ADSs owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six months prior to the Exercise Date; (d) if the Company, in its sole discretion, so consents in writing, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the ADSs purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (e) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

Upon payment of all amounts due from the Participant, the Company shall cause the ADSs then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of the Participant’s death) promptly after the Exercise Date. The obligation of the Company to register ADSs shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the ADSs upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of ADSs thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Optioned Shares may be forfeited by the Company.

8.          Nonassignability. The Stock Option may not be transferred, assigned, pledged, withheld, attached, or otherwise encumbered except by will or by the laws of descent and distribution.

9.          Rights as Shareholder. The Participant will have no rights as a shareholder with respect to any of the Optioned Shares until the issuance of a certificate or certificates to the Participant or the registration of such shares in the Participant’s name for the ADSs. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates or the registration of such shares in the Participant’s name. The Participant, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the ADSs.

10.          Adjustment of Number of Optioned Shares and Related Matters. The number of ADSs covered by the Stock Option, and the Option Exercise Prices thereof, shall be subject to adjustment in accordance with Section 14 of the Plan.

11.          Incentive Stock Option. Subject to the provisions of the Plan, the Stock Option is intended to be an Incentive Stock Option. To the extent the number of Optioned Shares exceeds the limit set forth in Section 7.6 of the Plan, such Optioned Shares shall be deemed granted pursuant to a Nonqualified Stock Option. Unless otherwise indicated by the Participant in the notice of exercise pursuant to Section 7, upon any exercise of this Stock Option, the number of exercised Optioned Shares that shall be deemed to be exercised pursuant to an Incentive Stock Option shall equal the total number of Optioned Shares so exercised multiplied by a fraction, (a) the numerator of which is the number of unexercised Optioned Shares that could then be exercised pursuant to an Incentive Stock Option, and (b) the denominator of which is the total number of unexercised Optioned Shares.

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12.          Disqualifying Disposition. In the event that ADSs acquired upon exercise of this Stock Option is disposed of by the Participant in a “Disqualifying Disposition,” such Participant shall notify the Company in writing within 30 days after such disposition of the date and terms of such disposition. For purposes hereof, “Disqualifying Disposition” shall mean a disposition of ADSs that is acquired upon the exercise of this Stock Option (and that is not deemed granted pursuant to a Nonqualified Stock Option under Section 11) prior to the expiration of either two years from the Date of Grant of this Stock Option or one year from the transfer of shares to the Participant pursuant to the exercise of the Stock Option.

13.          Voting. The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

14.          Arbitration.

a.          All disputes and controversies of every kind and nature between any parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, or breach (any such matter, a “Dispute”), shall be submitted to arbitration pursuant to the following procedures:

i.          The parties to such Dispute shall use commercially reasonable efforts to resolve such Dispute through negotiation between individuals with the authority to settle the Dispute on behalf of the parties (each, an “Authorized Decision Maker”). To this end, each such party shall cause an Authorized Decision Maker to consult and negotiate with an Authorized Decision Maker of the other party, and the parties shall attempt to reach a resolution satisfactory to both parties, recognizing that their mutual interests may not be aligned (and that each such party shall be entitled to reasonably seek to promote such party’s own interests in such resolution).

ii.          If the parties to a Dispute do not resolve such Dispute within 30 days of the first negotiation between the Authorized Decision Makers, then upon written notice by either party to the other, the Dispute shall be submitted to non-binding mediation to be administered in New York City, New York, by the American Arbitration Association or its successor (the “AAA”) (or another mediator upon the mutual agreement of the Participant and the Company). Such mediation session shall take place within 60 days of the date of receipt of the written request for mediation. If the parties are not able to agree regarding the identity of the mediator within 20 days from the party’s delivery of the mediation demand to the other party, the AAA shall appoint a neutral mediator upon written request to the AAA by either party.

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iii.          In the event the Company and the Participant are unable to resolve any Dispute pursuant to Section 14.a.i. or ii. above, the parties hereto shall resolve such Dispute by binding arbitration under the Employment Arbitration rules of the AAA then in effect, and in accordance with applicable law, including the Federal Arbitration Act and the Federal Rules of Civil Procedure, but subject to the following agreed provisions and except where applicable federal or state law requires otherwise. Subject to legal privileges, the arbitrator shall have the power to permit discovery as allowed under the Federal Rules of Civil Procedure. The arbitration shall be conducted in New York City, New York, and the proceedings shall be kept strictly confidential by the parties, their respective attorneys, and the arbitrator. Notice of papers or processes relating to any arbitration proceeding, or for the confirmation of award and entry of judgment on an award, may be served on each of the parties by registered or certified mail. The arbitrator shall be selected by agreement of the parties, but if no agreement can be reached, the arbitrator shall be appointed pursuant to the procedures of the AAA. The Company, on the one hand, and the Participant, on the other hand, shall each pay one-half of the arbitrator’s expenses. Each party shall pay its own legal expenses, except where prohibited by law. The arbitrator shall have no authority to consolidate the claims of other employees into a class action or otherwise fashion, consider, preside over, or award relief to any form of a representative, collective, or class proceeding. The arbitrator shall provide a written opinion supporting his or her conclusions, including detailed findings of fact and conclusions of law. Such findings of fact shall be final and binding on the parties. The arbitrator may award damages and/or permanent injunctive relief, but in no event shall the arbitrator have the authority to award punitive or exemplary damages, except where authorized by statute. If proper notice of any hearing has been given, the arbitrator shall have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. If any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

iv.          Except as set forth in Section 14.b., the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action, or proceeding instituted in any foreign, federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties, nor will any party to an arbitration disclose to any third party any confidential information disclosed by any other party to an arbitration in the course of an arbitration hereunder without the prior written consent of such other party.

b.          Emergency Relief. Notwithstanding anything in this Section 14 to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy or to enforce a party’s rights under Section 14.

15.          Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

16.          Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance or registration of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

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17.          Investment Representation. Unless the ADSs are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all ADSs which may be purchased hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the ADSs are issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the ADSs shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

18.          Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

19.          Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Israel.

20.          No Right to Continue Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any Related Company, whether as an Employee, non-employee director, or service provider, or to interfere with or restrict in any way the right of the Company or any Related Company to discharge the Participant as an Employee at any time (subject to any contract rights of the Participant).

21.          Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

22.          Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

23.          Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

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24.          Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

25.          Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

26.          Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

27.          Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

28.          Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.          Notice to the Company shall be addressed and delivered as follows:

RedHill Biopharma Ltd.
21 Ha’arba’a Street
Tel Aviv 6473921, Israel
Attn: Razi Ingber or Einav Nagar
Facsimile: 972-3-541-3144 or Email: Razi@redhillbio.com or Einav@redhillbio.com

b.          Notice to the Participant shall be addressed and delivered as set forth on the signature page.

29.          Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company, or if applicable, any Related Company (for purposes of this Section 29, the term “Company” shall be deemed to include any applicable Related Company) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Stock Option. The Company may, in its sole discretion, also require the Participant receiving ADSs issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Stock Option. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing ADSs or the registration of such shares in the Participant’s name. Such payment may be made by (a) wire transfer of immediately available funds pursuant to written instructions delivered to the Participant by the Company and in an amount that equals or exceeds (to avoid the issuance of fractional shares under (d) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (d) below) the required tax withholding obligations of the Company; (c) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of ADSs that the Participant has not acquired from the Company within six months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (d) below) the required tax withholding payment; (d) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (e) any combination of (a), (b), (c), or (d). Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant or withhold the number of shares to be delivered upon the exercise of this Stock Option with an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional ADSs) the required tax withholding obligations of the Company.

 [Remainder of Page Intentionally Left Blank
Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY: REDHILL BIOPHARMA LTD. By: Name: Micha Ben Chorin Title: CFO PARTICIPANT: Signature Name: Address:

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NONQUALIFIED STOCK OPTION AGREEMENT

REDHILL BIOPHARMA LTD.
AMENDED AND RESTATED AWARD PLAN (2010)

1.          Grant of Option.  Pursuant to the RedHill Biopharma Ltd. Amended and Restated Award Plan (2010) (the “Plan”) for employees, non-employee directors, and certain service providers of RedHill Biopharma, Ltd., a limited liability company incorporated under the laws of the State of Israel (the “Company”), and its Related Companies (as defined in the Plan), the Company grants to

___________ (the “Participant”),

an option (the “Stock Option”) to purchase a total of __________ full American Depository Shares (the “Optioned ADSs”) of the Company (each ADS representing ten ordinary shares, par value NIS 0.01 per share) (“Common Stock”) at an “Option Exercise Price” equal to $[___] per ADS (being at least equal to the Fair Market Value per share of the ADS on the date of grant).

The date of grant of this Stock Option is [____], 202[_], and the “Vesting Commencement Date” of this Stock Option is [____], 202[_]. The “Option Period” shall commence on the date of grant and shall expire on the date immediately preceding the tenth anniversary of the date of grant, unless terminated earlier in accordance with Section 4 below. The Stock Option is a Nonqualified Stock Option. This Stock Option is intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on [____], 202[_], in order to exempt this Stock Option from application of Section 409A of the Code.

2.          Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Nonqualified Stock Option Agreement (this “Agreement”). The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan.  The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or an authorized committee thereof (the “Committee”) and communicated to the Participant in writing.

3.          Vesting; Time of Exercise.

a.          Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned ADSs shall be vested and the Stock Option shall be exercisable as follows:

i.          [___]% of the total Optioned ADSs shall vest and that portion of the Stock Option shall become exercisable on [____], 202[_] (the “First Vesting Date”), provided the Participant is employed by (or, if the Participant is a non-employee director or a service provider, is providing services to) the Company or a Related Company through that date.

ii.        An additional [___]% of the total Optioned ADSs shall vest and that portion of the Stock Option shall become exercisable on quarterly basis following the First Vesting Date of the Vesting Commencement Date occurring after the First Vesting Date (commencing [____], 202[_]) and through [____], 202[_], provided the Participant is employed by (or, if the Participant is a non-employee director or a service provider, is providing services to) the Company or a Related Company on the applicable vesting date.

iii.        The Option shall be fully vested on [____], 202[_].

b.          Notwithstanding the foregoing, upon the occurrence of (i) a Significant Event, following which the Participant’s employment with or provision of services to the Company or a Related Company is terminated by the Company or the Related Company other than for Cause or (ii) a Hostile Takeover, all Optioned ADSs not previously vested shall thereupon immediately become vested and this Stock Option shall become fully exercisable, if not previously so exercisable.

c.          Notwithstanding the foregoing, in the event (i) of a sale of all or substantially all of the Company’s assets or (ii) the Company is not the continuing or surviving corporation following the consolidation or merger of the Company, and this Agreement is not assumed by the surviving corporation or its parent, or the surviving corporation or its parent does not substitute its own nonqualified stock options or similar award for the Optioned ADSs granted hereunder, then the portion of the Stock Option that would vest during the 12-month period immediately following the closing date of the transaction described in subsection (i) or (ii), as applicable, shall become fully vested and exercisable immediately prior to the transaction’s closing date.  Notwithstanding anything herein or in the Plan to the contrary, no Optioned ADSs shall vest and become exercisable unless the applicable event described in Section 3.b. or this Section also constitutes a change in the Company’s ownership, its effective control, or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

4.	Term; Forfeiture.

a.          Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned ADSs which are not vested on the date of the Participant’s Termination of Service (defined below), the Stock Option will be terminated on that date.  The unexercised portion of the Stock Option that relates to Optioned ADSs which are vested will terminate at the first of the following to occur:

i.          5 p.m. on the date the Option Period terminates;

ii.          5 p.m. on the date which is 24 months following the date of the Participant’s Termination of Service due to death, Retirement (defined below), or Disability (defined below);

iii.         immediately upon the Participant’s Termination of Service by the Company or a Related Company for Cause or notice of Termination for Cause;

iv.          immediately after the occurrence of a Cause Event;

v.          5 p.m. on the date which is 90 days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 4.a.; and

vi.         5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

b.          For purposes of this Agreement, the following terms shall have the meanings set forth below:

i.          “Retirement” means any Termination of Service, with the approval of the Board, solely due to the Participant’s retirement upon or after attainment of age 60.

ii.          “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or a Related Company ceases to serve as an Employee of the Company and the Related Company for any reason; (ii) a non-employee director of the Company or a Related Company ceases to serve as a non-employee director of the Company and the Related Company for any reason; or (iii) a service provider to the Company or a Related Company ceases to serve as a service provider to the Company and the Related Company for any reason.  Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes a non-employee director or service provider, or vice versa.  If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time period required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option.  Notwithstanding the foregoing provisions of this Section 4.b.ii., in the event the Stock Option is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of this Agreement shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

iii.          “Disability” means a Participant has been determined by the Board, in its sole discretion, to be totally and permanently disabled.   Notwithstanding the foregoing provisions of this Section 4.b.iii., in the event the Stock Option is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of this Agreement shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

5.          Who May Exercise.  Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative.  If the Participant’s Termination of Service is due to his or her death prior to the dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned ADSs as set forth in Section 3 hereof as of the date of his or her death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4.a. hereof: the personal representative of his or her estate or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and all applicable laws, rules, and regulations.

6.          No Fractional Shares.  The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7.          Manner of Exercise.  Subject to such administrative regulations as the Board or the Committee, as applicable, may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”), which shall be at least three days after giving such notice, unless an earlier time shall have been mutually agreed upon.  On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Exercise Price of the shares to be purchased, payable as follows: (a) by wire transfer of immediately available funds pursuant to written instructions delivered to the Participant by the Company; (b) if the Company, in its sole discretion, so consents in writing, by the delivery of cash or a check, bank draft, or money order payable to the order of the Company; (c) if the Company, in its sole discretion, so consents in writing, Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six months prior to the Exercise Date; (d) if the Company, in its sole discretion, so consents in writing, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (e) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

Upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of the Participant’s death) promptly after the Exercise Date.  The obligation of the Company to register shares of Common Stock shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

If the Participant fails to pay for any of the Optioned ADSs specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Optioned ADSs may be forfeited by the Participant.

8.          Nonassignability.  The Stock Option may not be transferred, assigned, pledged, withheld, attached, or otherwise encumbered except by will or by the laws of descent and distribution.

9.          Rights as Shareholder.  The Participant will have no rights as a shareholder with respect to any of the Optioned ADSs until the issuance of a certificate or certificates to the Participant or the registration of such shares in the Participant’s name for the shares of Common Stock.  The Optioned ADSs shall be subject to the terms and conditions of this Agreement.  Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates or the registration of such shares in the Participant’s name.  The Participant, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

10.          Adjustment of Number of Optioned ADSs and Related Matters.  The number of shares of Common Stock covered by the Stock Option, and the Option Exercise Prices thereof, shall be subject to adjustment in accordance with Section 14 of the Plan.

11.          Nonqualified Stock Option.  The Stock Option shall not be treated as an Incentive Stock Option.

12.          Voting.  The Participant, as record holder of some or all of the Optioned ADSs following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned ADSs  until such time as the Optioned ADSs are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned ADSs otherwise have no such right.

13.          Arbitration.

a.          All disputes and controversies of every kind and nature between any parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, or breach (any such matter, a “Dispute”), shall be submitted to arbitration pursuant to the following procedures:

i.          The parties to such Dispute shall use commercially reasonable efforts to resolve such Dispute through negotiation between individuals with the authority to settle the Dispute on behalf of the parties (each, an “Authorized Decision Maker”).  To this end, each such party shall cause an Authorized Decision Maker to consult and negotiate with an Authorized Decision Maker of the other party, and the parties shall attempt to reach a resolution satisfactory to both parties, recognizing that their mutual interests may not be aligned (and that each such party shall be entitled to reasonably seek to promote such party’s own interests in such resolution).

ii.          If the parties to a Dispute do not resolve such Dispute within 30 days of the first negotiation between the Authorized Decision Makers, then upon written notice by either party to the other, the Dispute shall be submitted to non-binding mediation to be administered in New York City, New York, by the American Arbitration Association or its successor (the “AAA”) (or another mediator upon the mutual agreement of the Participant and the Company).  Such mediation session shall take place within 60 days of the date of receipt of the written request for mediation.  If the parties are not able to agree regarding the identity of the mediator within 20 days from the party’s delivery of the mediation demand to the other party, the AAA shall appoint a neutral mediator upon written request to the AAA by either party.

iii.          In the event the Company and the Participant are unable to resolve any Dispute pursuant to Section 13.a.i. or ii. above, the parties hereto shall resolve such Dispute by binding arbitration under the Employment Arbitration rules of the AAA then in effect, and in accordance with applicable law, including the Federal Arbitration Act and the Federal Rules of Civil Procedure, but subject to the following agreed provisions and except where applicable federal or state law requires otherwise.  Subject to legal privileges, the arbitrator shall have the power to permit discovery as allowed under the Federal Rules of Civil Procedure.  The arbitration shall be conducted in New York City, New York, and the proceedings shall be kept strictly confidential by the parties, their respective attorneys, and the arbitrator.  Notice of papers or processes relating to any arbitration proceeding, or for the confirmation of award and entry of judgment on an award, may be served on each of the parties by registered or certified mail.  The arbitrator shall be selected by agreement of the parties, but if no agreement can be reached, the arbitrator shall be appointed pursuant to the procedures of the AAA.  The Company, on the one hand, and the Participant, on the other hand, shall each pay one-half of the arbitrator’s expenses.  Each party shall pay its own legal expenses, except where prohibited by law.  The arbitrator shall have no authority to consolidate the claims of other employees into a class action or otherwise fashion, consider, preside over, or award relief to any form of a representative, collective, or class proceeding.  The arbitrator shall provide a written opinion supporting his or her conclusions, including detailed findings of fact and conclusions of law.  Such findings of fact shall be final and binding on the parties.  The arbitrator may award damages and/or permanent injunctive relief, but in no event shall the arbitrator have the authority to award punitive or exemplary damages, except where authorized by statute.  If proper notice of any hearing has been given, the arbitrator shall have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.  If any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

iv.          Except as set forth in Section 13.b., the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action, or proceeding instituted in any foreign, federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein.  The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties, nor will any party to an arbitration disclose to any third party any confidential information disclosed by any other party to an arbitration in the course of an arbitration hereunder without the prior written consent of such other party.

b.          Emergency Relief.  Notwithstanding anything in this Section 13 to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy or to enforce a party’s rights under Section 13.

14.          Specific Performance.  The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

15.          Participant’s Representations.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance or registration of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

16.          Investment Representation.  Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws.  Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

17.          Participant’s Acknowledgments.  The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

18.           Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Israel.

19.          No Right to Continue Service or Employment.  Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Related Company, whether as an Employee, non-employee director, or service provider, or to interfere with or restrict in any way the right of the Company or any Related Company to discharge the Participant as an Employee, non-employee director, or service provider at any time.

20.          Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

21.          Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

22.          Entire Agreement.  This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

23.          Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

24.          Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.  Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

25.          Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

26.          Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

27.          Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.          Notice to the Company shall be addressed and delivered as follows:

RedHill Biopharma Ltd.
21 Ha’arba’a Street
Tel Aviv 6473921, Israel
Attn: Einav Nagar or Razi Ingber
Email: einav@redhillbio.com or razi@redhillbio.com
Facsimile: 972-3-639-8891

b.          Notice to the Participant shall be addressed and delivered as set forth on the signature page.

28.          Tax Requirements.  The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement.  The Company, or if applicable, any Related Company (for purposes of this Section 28, the term “Company” shall be deemed to include any applicable Related Company) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Stock Option.  The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Stock Option.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock or the registration of such shares in the Participant’s name.  Such payment may be made by (a) wire transfer of immediately available funds pursuant to written instructions delivered to the Participant by the Company and in an amount that equals or exceeds (to avoid the issuance of fractional shares under (d) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (d) below) the required tax withholding obligations of the Company; (c) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (d) below) the required tax withholding payment; (d) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (e) any combination of (a), (b), (c), or (d).  Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant or withhold the number of shares to be delivered upon the exercise of this Stock Option with an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company.

 [Remainder of Page Intentionally Left Blank
Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY: REDHILL BIOPHARMA LTD. By: Name: Title: PARTICIPANT: Signature Name: Address:

Confidential

REDHILL BIOPHARMA LTD.

The “Company”

Date: [____], 202[_]

Grant Letter – Non Israeli and Non US Taxpayers

To the Grantee: _________, ID No. _________.

You are hereby notified that on [____], 202[_] the Board of Directors of the Company (the "Board") that you shall be granted ______ options, each to purchase one American Depository Share (“ADS”) of the Company (each ADS representing ten ordinary shares, par value NIS 0.01 per share), at an exercise price per share of USD [___] (the “Exercise Price” and the “Options”), subject to the terms, conditions and rules of the Share Ownership and Amended and Restated Award Plan (2010) of the Company (the “Plan”), any applicable law and this Grant Letter, as follows:

1.	Definitions. Any terms used in this Grant Letter, except where stated otherwise, will have the same meaning as contained in the Plan.

2.
Vesting. Unless otherwise determined by the Board and/or any committee of the Board so designated by the Board, all Options granted to you on this date shall, subject to your continued employment with or rendering service to the Company or Affiliate, become vested and exercisable in accordance with the vesting schedule detailed below. The commencement date of your vesting schedule is [____], 202[_] (the “Commencement Date”).

Vesting will take place in 16 equal quarterly installments commencing on [____], 202[_] (the "First Vesting Date") and ending on [____], 202[_] (the "Last Vesting Date"). Should the number of Options to vest upon each Vesting Date result in a fractional number of Options, the number of Options that shall vest on each Vesting Date will be rounded down to the nearest whole number, with the remainder vesting upon the Last Vesting Date.

3.	The Options have a 10-years term and they will expire on [____], 202[_], unless terminated earlier in accordance with the Plan.

4.	The Options are granted to you on condition that you sign the Approval of the grantee as detailed below.

RedHill Biopharma Ltd.	Date

Confidential

APPROVAL OF THE GRANTEE:

I am aware of the fact that upon termination of my engagement with the Company, I shall not have a right to the Options, except as specified in the Plan.

I hereby confirm that:

1.
I read the Plan and this Grant Letter thoroughly, received all the clarifications and explanations I requested, and I understand and accept their terms and conditions. I acknowledge that the grant of Options as prescribed under this Grant Letter is based on my confirmation;

2.
I have obtained professional tax advice from my own tax advisor concerning any tax consequences related to the Options and ADSs and I do not rely on the Company or any of its affiliates for any tax advice in connection with the Options and ADSs.

Name of Grantee	Signature	Date

2

Confidential

REDHILL BIOPHARMA LTD.
The “Company”

Grant Letter
Date:           [____], 202[_]

To the Grantee, ____________, ID ____________

You are hereby notified that on [____], 202[_] the Board of Directors of the Company (the "Board") resolved that you shall be granted _____ options, each to purchase one American Depository Share (“ADS”) of the Company (each ADS representing ten ordinary shares, par value NIS 0.01 per share), at an exercise price per ADS of USD [___] (the “Exercise Price” and the “Options”), subject to the terms, conditions and rules of the Amended and Restated Award Plan (2010) of the Company (the “Plan”), that certain trust agreement with Altshuler Shaham Trusts Ltd. (the "Trust Agreement") and any applicable law and this Grant Letter, as follows:

1.	Definitions. Any terms used in this Grant Letter, except where stated otherwise, will have the same meaning as contained in the Plan.

2.
Section 102. The Options, ADSs and Additional Rights shall be allocated on your behalf to the trustee who shall be appointed by the Board (the “Trustee”) under the provisions of the Capital Gains Tax Track and will be held by the Trustee for the period stated in Section 102 of the Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves in Allocation of Shares to Employees), 2003 promulgated thereunder (“Section 102”).

The Options, ADSs and Additional Rights are granted to you and allocated to the Trustee according to the provisions of Section 102, the Plan and the Trust Agreement signed between the Company and the Trustee attached herewith and made a part of this notice.

3.
Vesting. Unless otherwise determined by the Board and/or any committee of the Board so designated by the Board, all Options granted to you on this date shall, subject to your continued employment with or rendering service to the Company or Affiliate, become vested and exercisable in accordance with the vesting schedule detailed below. The commencement date of your vesting schedule is [____], 202[_] (the “Commencement Date”):

Vesting will take place in 16 equal quarterly installments commencing on [____], 202[_] (the "First Vesting Date") and ending on [____], 202[_] (the "Last Vesting Date"). Should the number of Options to vest upon each Vesting Date result in a fractional number of Options, the number of Options that shall vest on each Vesting Date will be rounded down to the nearest whole number, with the remainder vesting upon the Last Vesting Date.

4.	The Options have a 10-years term and they will expire on [____], 202[_], unless terminated earlier in accordance with the Plan.

5.	The Options are granted to you on condition that you sign the Approval of the grantee as detailed below.

RedHill Biopharma Ltd.	Date

Confidential

APPROVAL OF THE GRANTEE:

I hereby agree that all the Options and Additional Rights granted to me, shall be allocated to the Trustee under provisions of the Capital Gains Tax Track and shall be held by the Trustee for the period stated in Section 102 and in accordance with the provisions of the Trust Agreement, or for a shorter period if an approval is received from the tax authorities.

I am aware of the fact that upon termination of my employment in the Company, I shall not have a right to the Options, except as specified in the Plan.

I hereby confirm that:

1.
I read the Plan, the Trust Agreement and this Grant Letter thoroughly, received all the clarifications and explanations I requested, and I understand and accept their terms and conditions. I acknowledge that the grant of Options as prescribed under this Grant Letter is based on my confirmation;

2.	I understand the provisions of Section 102 and the applicable tax track of this grant of Options;

3.
Subject to the provisions of Section 102, I confirm that I shall neither sell nor transfer the Options, ADSs or Additional Rights from the Trustee until the end of the Lock-Up Period, unless otherwise allowed or determined by the Israeli tax authorities;

4.
If I shall sell or withdraw the shares from the Trust before the end of the Lock-Up Period as defined in Section 102 (“Violation”), either (A) I shall reimburse the Company within three (3) days of its demand for the employer portion of the payment by the Company to the National Insurance Institute plus linkage and interest in accordance with the law, as well as any other expense that the Company shall bear as a result of the said Violation (all such amounts defined as the “Payment”) or (B) I agree that the Company may, in its sole discretion, deduct such amounts directly from any monies to be paid to me as a result of my disposition of the ADSs;

5.	I understand that this grant of Options is conditioned upon the receipt of all required approvals from the tax authorities.

Name of Grantee	Signature	Date

2

Confidential

REDHILL BIOPHARMA LTD.

The “Company”

Date: [____] [__], 202[_]

Grant Letter – 3(i)

To the Grantee: _______________, ID ____________

You are hereby notified that on [____], 202[_] the Board of Directors of the Company (the "Board") resolved that you shall be granted _________ options to the Company’s American Depository Shares (“ADSs”) of the Company (each representing ten ordinary shares, par value NIS 0.01 per share), at an exercise price per ADS of USD [____] (the “Exercise Price” and the “Options”), subject to the terms, conditions and rules of the Amended and Restated Award Plan (2010) of the Company (the “Plan”), any applicable law and this Grant Letter, as follows:

1.	Definitions. Any terms used in this Grant Letter, except where stated otherwise, will have the same meaning as contained in the Plan.

2.
Section 3(i). All options granted to you shall be taxed in accordance with Section 3(i) of the Israeli Income Tax Ordinance, 1961 (“Section 3(i)”). As a result, you may be required to pay taxes upon the exercise of the Options, even if the ADSs are not sold upon such exercise.

3.
Vesting. Unless otherwise determined by the Board and/or any committee of the Board so designated by the Board, all Options granted to you on this date shall, subject to your continued employment with or rendering service to the Company or Affiliate, become vested and exercisable in accordance with the vesting schedule detailed below. The commencement date of your vesting schedule is [____], 202[_] (the “Commencement Date”).

Vesting will take place in 16 equal quarterly installments commencing on [____], 202[_] (the "First Vesting Date") and ending on [____], 202[_] (the "Last Vesting Date"). Should the number of Options to vest upon each Vesting Date result in a fractional number of Options, the number of Options that shall vest on each Vesting Date will be rounded down to the nearest whole number, with the remainder vesting upon the Last Vesting Date.

4.	The Options have a 10-years term and they will expire on [____], 202[_], unless terminated earlier in accordance with the Plan.

5.	The Options are granted to you on condition that you sign the Approval of the grantee as detailed below.

RedHill Biopharma Ltd.	Date

Confidential

APPROVAL OF THE GRANTEE:

I am aware of the fact that upon termination of my engagement with the Company, I shall not have a right to the Options, except as specified in the Plan.

I hereby confirm that:

1.
I read the Plan and this Grant Letter thoroughly, received all the clarifications and explanations I requested and I understand and accept their terms and conditions. I acknowledge that the grant of Options as prescribed under this Grant Letter is based on my confirmation;

2.
I have obtained professional tax advice from my own tax advisor concerning any tax consequences related to the Options and ADSs and I do not rely on the Company or any of its affiliates for any tax advice in connection with the Options and ADSs.

Name of Grantee	Signature	Date

2